                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Eagle Pacific Industries, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                        EAGLE PACIFIC INDUSTRIES, INC.
                           2430 Metropolitan Centre
                           333 South Seventh Street
                         Minneapolis, Minnesota 55402

     -------------------------------------------------------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 June 8, 1999
     -------------------------------------------------------------

TO THE SHAREHOLDERS OF EAGLE PACIFIC INDUSTRIES, INC.:

  Notice is hereby given that the Annual Meeting of Shareholders of Eagle Pacific Industries, Inc. will be held on Tuesday, June 8, 1999, at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota. The meeting will convene at 3:15 p.m., Minneapolis Time, for the following purposes:

  1. To set the number of directors at seven.

  2. To elect three Class I directors to serve until the 2002 Annual Meeting of Shareholders.

  3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed the close of business on May 10, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ William H. Spell
                                          William H. Spell
                                          Chief Executive Officer
Minneapolis, Minnesota
May 13, 1999

  TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                        EAGLE PACIFIC INDUSTRIES, INC.

                               ----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 8, 1999

                               ----------------

                                 INTRODUCTION

  This Proxy Statement is furnished to the shareholders of Eagle Pacific Industries, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on June 8, 1999, or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors, and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

  Any proxy may be revoked at any time before it is voted by written notice to the Secretary or any other officer of the Company, or by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the Meeting for purposes of determining a quorum but shall not be deemed to be represented at the Meeting for purposes of calculating the vote required for approval of such matter.

  The Company expects mailing of this Proxy Statement to shareholders of the Company will commence on or about May 13, 1999. The Company's corporate offices are located at 2430 Metropolitan Centre, 333 South Seventh Street, Minneapolis, Minnesota 55402, and its telephone number is (612) 305-0339.

                     OUTSTANDING SHARES AND VOTING RIGHTS

  The Board of Directors of the Company has fixed May 10, 1999, as the record date for determining shareholders entitled to vote at the meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on May 3, 1999, the Company had outstanding two classes of stock entitled to vote at the Annual Meeting: (i) 7,015,222 shares of $.01 par value Common Stock; and (ii) 18,750 shares of Series A 7% Convertible Preferred Stock (the "Preferred Stock"). Each share of Common Stock and Preferred Stock is entitled to one vote at the Annual Meeting.

  The presence in person or by proxy of the holders of a combined majority of the shares of Common Stock and Preferred Stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business. The shares represented by the enclosed proxy will be voted if the proxy is properly signed and received prior to the meeting.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

  The following table provides information as of May 3, 1999, concerning the beneficial ownership of the Company's voting securities by persons who are known to own five percent or more of a class of voting stock of the Company, by each executive officer named in the Summary Compensation Table, by each director, and by all directors and executive officers (including the named individuals) of the Company as a group. Unless otherwise noted, the person listed as the beneficial owner of the shares has sole voting and investment power over the shares.

                                                                Series A
                               Common Stock                  Preferred Stock
                          ------------------------------ -----------------------
                                                                                   Percent of
                                                                                  Common Stock
                             Shares                         Shares                and Series A
  Name and Address of     Beneficially        Percent of Beneficially Percent of Preferred Stock
    Beneficial Owner         Owned            Class (1)     Owned     Class (1)     Combined
  -------------------     ------------        ---------- ------------ ---------- ---------------
George Kosmides.........        --               --         12,500       66.7%           *
  7103 Amundson Avenue
  Edina, MN 55439


Kathryn A. Schuster.....        --               --          6,250       33.3%           *
  1748 James Road
  Mendota Heights, MN
  55118

William Blair Mezzanine.    435,000              6.2%          --         --           6.2%
  Capital Fund, L.P.
  222 West Adams Street
  Chicago, IL 60606

William H. Spell........    568,763(2)(3)(4)     7.8%          --         --           7.8%
  2430 Metropolitan
  Centre
  Minneapolis, MN 55402

Harry W. Spell..........    385,892(3)(4)(5)     5.4%          --         --           5.4%
  2430 Metropolitan
  Centre
  Minneapolis, MN 55402

Richard W. Perkins......    159,082(4)(6)        2.3%          --         --           2.3%
  730 East Lake Street
  Wayzata, MN 55391

George R. Long..........    243,947(7)           3.5%          --         --           3.4%
  29 Las Brisas Way
  Naples, FL 33963

Larry D. Schnase........    597,293(8)           8.3%          --         --           8.3%
  146 North Maple
  Hastings, NE 68901

G. Peter Konen..........    308,809(9)           4.3%          --         --           4.3%
  146 North Maple
  Hastings, NE 68901

Bruce A. Richard........    177,657(4)(10)       2.5%          --         --           2.5%
  2458 Farrington Circle
  Roseville, MN 55113


                                                           Series A
                              Common Stock              Preferred Stock
                         -------------------------- -----------------------
                                                                              Percent of
                                                                             Common Stock
                            Shares                     Shares                and Series A
  Name and Address of    Beneficially    Percent of Beneficially Percent of Preferred Stock
    Beneficial Owner        Owned        Class (1)     Owned     Class (1)     Combined
  -------------------    ------------    ---------- ------------ ---------- ---------------
David P. Schnase........    102,262(11)      1.4%       --          --            1.4%
  146 North Maple
  Hastings, NE 68901

Patrick M. Mertens......     54,140(12)        *        --          --              *
  146 North Maple
  Hastings, NE 68901

All Directors and
 Officers as a
 Group (9 persons)......  2,597,845(13)     32.5%       --          --           32.5%

--------
*  Less than 1%

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of May 3, 1999 or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by the group.

(2) Includes 250,800 shares which may be purchased upon exercise of currently exercisable options and 21,429 shares held by Mr. Spell's wife.

(3) Includes 30,500 shares held by the Spell Family Foundation. Messrs. Harry Spell and William Spell share voting and dispositive power over such shares.

(4) Messrs. William H. Spell, Harry W. Spell, Richard W. Perkins and Bruce A. Richard have individually acquired securities of the Company from the Company and in open market transactions and each of them individually anticipates that he will acquire additional securities of the Company in the future. Such persons have entered into an agreement which requires that a majority of them approve any sale of securities of the Company by any of them. This agreement is designed to keep all of such persons interested and focused on the long-term success of the Company and recognizes that each of such persons contributes specific expertise to the Company through their positions as directors and/or officers. The agreement does not require that such persons vote their shares in any specific manner or act in concert in connection with any purchase or sale of securities of the Company.

(5) Includes 73,560 shares which may be purchased upon exercise of currently exercisable options.

(6) Includes 32,140 shares which may be purchased upon exercise of currently exercisable options and 11,429 shares held by a Profit Sharing Trust for Mr. Perkins' benefit. Does not include 335,099 shares held by Perkins Capital Management, Inc. as to which Mr. Perkins has no voting or investment power.

(7) Includes 37,140 shares which may be purchased upon exercise of currently exercisable options.

(8) Includes 192,140 shares which may be purchased upon exercise of currently exercisable options.

(9) Includes 230,500 shares which may be purchased upon exercise of currently exercisable options.

(10) Includes 56,060 shares which may be purchased upon exercise of currently exercisable options.

(11) Includes 74,500 shares which may be purchased upon exercise of currently exercisable options.

(12) Includes 39,840 shares which may be purchased upon exercise of currently exercisable options.

(13) Includes 986,680 shares which may be purchased upon exercise of currently exercisable options.

                            SET NUMBER OF DIRECTORS
                               (Proposal No. 1)

  The Bylaws of the Company provide that the number of directors shall not be less than three nor more than twelve, as determined by the shareholders. The Board of Directors recommends that the number of directors be set at seven. Each Proxy will be voted for or against such number, or not voted at all, as directed in the Proxy.

Vote Required; Recommendation

  The adoption of the resolution to set the number of directors requires the affirmative vote of the greater of (1) a majority of the voting power of shares represented in person or by proxy at the Meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the meeting. The Board of Directors recommends that the shareholders vote in favor of this Proposal No. 1.

                             ELECTION OF DIRECTORS
                               (Proposal No. 2)

General Information

  Three directors will be elected at the Annual Meeting of Shareholders. The Board of Directors consists of three classes of Directors, Class I who hold office until the 1999 Annual Shareholders Meeting, Class II who hold office until the 2001 Annual Shareholders Meeting and Class III who hold office until the 2000 Annual Shareholders Meeting or, in all cases, until their successors are elected. Richard W. Perkins, George R. Long and Harry W. Spell are current Class I directors whose terms expire as of this Annual Meeting. Messrs. George
R. Long, Richard W. Perkins and Harry W. Spell have been nominated for election as Class I Directors by the Board of Directors and each has consented to being named as a nominee. It is intended that solicited proxies will be voted for such nominees. The Company believes that each nominee named below will be able to serve; but in the event any nominee is unable to serve as a director, the persons named as proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose or, in the absence of such proposal, for such fewer directors as results from the inability of a nominee to serve.

  The Board currently consists of seven directors, including the nominees listed below:

  Class I Nominees whose terms of office will be until the 2002 Annual Meeting of Shareholders if elected by the shareholders of the Company:

                             George R. Long(3)
                             Richard W. Perkins(1)(2)
                             Harry W. Spell (1)

  Class II Directors whose terms of office will continue until the 2001 Annual Meeting of Shareholders:

                             William H. Spell(2)(4)
                             Bruce A. Richard(1)(3)(4)

  Class III Directors whose terms of office will continue until the 2000 Annual Meeting of Shareholders:

                             Larry D. Schnase(2)(3)
                             G. Peter Konen(4)
--------
(1) Member of Compensation Committee

(2)  Member of Nominating Committee

(3)  Member of Audit Committee

(4)  Member of Executive Committee

  The following is information concerning the principal occupations for at least the past five years of the nominees and those directors whose terms will continue beyond the Annual Meeting:

  Harry W. Spell, age 75, has been chairman of the board since January 1992. He also served as chief executive officer of the Company from January 1992 to January 1997. In addition, Mr. Spell is the chief financial manager and chairman of the board of Spell Capital Partners, LLC, a private investment equity firm which focuses on leveraged acquisitions of established businesses in the Upper Midwest. Mr. Spell has been involved in private equity investing since 1988. He was employed by Northern States Power, a Fortune 500 company, from 1949 until August 1988, where he served as senior vice president, finance and chief financial officer. Mr. Spell currently serves as a director of Appliance Recycling Centers of America, Inc., as well as several private organizations.

  William H. Spell, age 42, has been a director of the Company since January 1992 and chief executive officer since January 1997, and served as the Company's president from January 1992 to January 1997. In addition, Mr. Spell is the president of Spell Capital Partners, LLC, a private investment equity firm which focuses on leveraged acquisitions of established businesses in the Upper Midwest. Mr. Spell has been involved in private equity investing since 1988. From 1981 through 1988, Mr. Spell was vice president and director of corporate finance at John G. Kinnard & Co., a regional investment banking firm located in Minneapolis, Minnesota. Mr. Spell has a B.S. and an M.B.A. degree from the University of Minnesota.

  Bruce A. Richard, age 69, has been a director of the Company since March of 1992 and vice chairman since February 1996. He also served as secretary of the Company from mid-1993 to August 1998, as chief financial officer from mid-1993 to February 1996 and treasurer from mid-1993 to March 1998. In addition, Mr. Richard is affiliated with Spell Capital Partners, LLC, a private investment equity firm which focuses on leveraged acquisitions of established businesses in the Upper Midwest. Mr. Richard has been involved in private equity investing since 1988. He retired as president and chief operating officer of Northern States Power Company, a Fortune 500 company, in July of 1986. He is a former member of the Board of Regents of St. John's University, and is actively involved in other philanthropic organizations.

  G. Peter Konen, age 49, has been a director of the Company since December 1993 and president of the Company since January 1997. In addition, he served as President of the Company's former subsidiary, Eagle Plastics, Inc. ("Eagle Plastics") from February 1996 until December 1997, when it was merged into the Company. He was executive vice president and chief operating officer of Eagle Plastics from 1984 to February 1996. Prior to 1984, he was plant manager with Western Plastics, a PVC pipe and PE pipe and tubing manufacturer. Mr. Konen has more than 30 years of experience in the manufacturing and sales of plastic pipe.

  George R. Long, age 68, has been a director of the Company since 1986. He has served as Chairman of the Board of Directors of the Mayfield Corporation, a financial advisory firm, since 1973. For over five years, he has been a private investor. Mr. Long also is a director of the IAI Series of Mutual Funds, Minneapolis, Minnesota.

  Richard W. Perkins, age 68, has been a director of the Company since January 1992. Mr. Perkins has been President of Perkins Capital Management, Inc., a registered investment adviser, since 1984 and has had over 40 years experience in the investment business. Prior to establishing Perkins Capital Management, Inc., Mr. Perkins was a Senior Vice President at Piper Jaffray Inc. where he was involved in corporate finance and venture capital activities, as well as rendering investment advice to domestic and international investment managers. Mr. Perkins is also affiliated with Spell Capital Partners, LLC, which is a private investment equity firm which focuses on leveraged acquisitions of established businesses in the Upper Midwest. Mr. Perkins is a director of various public companies, including: Bio-Vascular, Inc., Lifecore Biomedical, Inc., Children's Broadcasting Corporation, CNS, Inc., Quantech Ltd., Nortech Systems, Inc., Vital Images, Inc. and Harmony Holdings, Inc.

  Larry D. Schnase, age 67, has been a director of the Company since December 1993. He was Chief Executive Officer of Eagle Plastics from its inception in 1984 until his retirement in January 1997, and served as President of Eagle Plastics from 1984 to February 1996. Prior to founding Eagle Plastics, Mr. Schnase served as

Vice President of Sales for Western Plastics, a PVC pipe and PE tubing manufacturer. Mr. Schnase has over 35 years of experience in the business of manufacturing and sales of plastic pipe.

  Harry W. Spell is William H. Spell's father, and Larry D. Schnase is the father of David P. Schnase, the Company's Senior Vice President.

Vote Required; Recommendation

  The election of each nominee requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting. The Board recommends that shareholders vote "For" the three nominees for Class I directors named above.

Committee and Board Meetings

  The Company has an Audit Committee whose members during fiscal 1998 were Messrs. Richard (Chairman), Long and Schnase and which met once during such fiscal year. The Audit Committee, among other responsibilities, recommends to the full Board of Directors the selection of auditors and reviews and evaluates the activities and reports of the auditors, as well as the internal accounting controls of the Company.

  The Company has a Compensation Committee whose members during fiscal 1998 were Messrs. Perkins (Chairman), Harry Spell and Richard. The Compensation Committee did not meet formally during fiscal 1998. The Compensation Committee is charged with determining the compensation to be paid to officers of the Company and to determine other compensation issues if requested by the Board of Directors.

  Finally, the Company has a Nominating Committee whose members during fiscal 1998 were Messrs. William Spell (Chairman), Perkins and Schnase. The Nominating Committee did not meet formally in fiscal 1998. The Nominating Committee presents nominees for members on the Board of Directors to the full Board of Directors for approval. The Nominating Committee does consider nominees recommended by Company shareholders. Such recommendations should be submitted in writing to William Spell and include a biography of the nominee.

  The directors and committee members communicate informally to discuss the affairs of the Company and, when appropriate, take formal Board and Committee action by unanimous written consent of all directors or committee members, in accordance with Minnesota law, rather than hold formal meetings. The Board of Directors met formally six times during fiscal 1998. Each director attended at least 75% of the meetings of the Board of Directors and any committee on which he served except George R. Long, Richard W. Perkins and Larry D. Schnase.

                            EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

  Compensation Committee's Responsibility. The Compensation Committee of the Board of Directors is currently composed of directors Richard W. Perkins, who is the Chairman of the Committee, Bruce A. Richard and Harry W. Spell. Harry
W. Spell was Chairman of the Board of the Company during 1998. Bruce A. Richard was Vice Chairman of the Board during 1998. The Committee is responsible for developing and making recommendations to the Board with respect to compensation of the executive officers of the Company.

  Compensation Philosophy. The Company is concerned with finding and retaining top quality people. The Committee looks at industry averages and surveys, and considers location as well in setting salaries.

  The executive compensation plan is comprised of base salaries, annual EBITDA performance bonuses, long-term incentive compensation in the form of stock option awards and Company loans to purchase stock, and various benefits in which all qualified employees of the Company participate. In addition, the Compensation

Committee from time to time may award special cash bonuses or stock options related to non-recurring, extraordinary performance.

  Base Salary. Base salaries for executive officers are reviewed by the Committee on an annual basis. Each year the Committee assesses the executive employee's level of responsibility, experience, and external market practices. For the year ended 1998, salaries increased slightly, and larger bonuses were awarded pursuant to the Company's Bonus Plan. Each year the Committee reviews the Company's performance and recommends to the full Board the salaries for the coming year.

  Annual Incentives. In 1996, the Company adopted an EBITDA (earnings before interest, taxes, depreciation and amortization) Bonus Plan (the "Bonus Plan"). Generally, executives receive a percentage, up to 100%, of potential bonuses based upon the Company's performance relative to EBITDA goals as well as subjective goals. Under the Bonus Plan, the Board of Directors establishes the Company's EBITDA goals and identifies other factors that will be considered in awarding bonuses. The Compensation Committee presents recommendations to the Board for executives' potential bonuses for the Board's approval.

  Long-Term Incentives. The Company may grant some executive level employees long-term awards, including stock options pursuant to the Company's 1997 Stock Option Plan. Prior to 1997 the Company had a 1991 Stock Plan; however beginning in 1997, awards under the 1991 Stock Plan will no longer be made. The Company adopted a Leverage Equity Purchase Plan (the "LEPP") in 1996 under which the Company loans 90% of the cost of purchasing shares of the Company's common stock to selected employees. The purpose of the LEPP is to more closely align the goals and motivation of management with those of other shareholders and to provide key personnel with a long-term capital accumulation opportunity. No grants were made under the LEPP during fiscal 1998.

  Other Compensation Plans. The Company has adopted certain broad-based employee benefit plans in which all employees, including the named executives, are permitted to participate on the same terms and conditions relating to eligibility and generally subject to the same limitation on the amounts that may be contributed or the benefits payable under those plans. The Company maintain(s) plan(s) qualified under I.R.C. Section 401(k), and the Company made aggregate contributions to such plan(s) of $200,000 for the year ended 1998, and a contribution of $150,000 for the year ended 1997.

  Chief Executive Officer Compensation. William H. Spell served as the Company's Chief Executive Officer in 1998. Mr. William Spell received compensation of $173,200 in 1998. The Compensation Committee has established a base salary of $120,000 for Mr. William Spell for 1999 and he is eligible for a cash bonus of up to $53,500.

                                          Richard W. Perkins
                                          Harry W. Spell
                                          Bruce A. Richard
                                          Members of the Compensation
                                           Committee

                          SUMMARY COMPENSATION TABLE

  The following table sets forth all cash compensation paid or to be paid by the Company and its former subsidiary, Eagle Plastics, as well as certain other compensation paid or accrued, during the last three fiscal years to the Chief Executive Officer of the Company and the executive officers of the Company who received more than $100,000 during fiscal 1998:

                                                                      Long Term
                                       Annual Compensation           Compensation
                                ------------------------------------ ------------
                                                                      Securities
                                                                      Underlying
Name And Principal       Fiscal                       Other Annual   Options and     All Other
Position                  Year   Salary      Bonus  Compensation (1)     SARs     Compensation (2)
------------------       ------ --------    ------- ---------------- ------------ ----------------
William H. Spell          1998  $115,000(3) $51,000      $7,200(3)     120,000         $5,072
 Chief Executive Officer  1997  $108,000    $12,750      $7,200        100,000         $3,236
                          1996  $ 89,188    $55,000      $7,200             --         $5,364

G. Peter Konen            1998  $182,000(4) $81,000      $7,200(4)      75,000         $5,072
 President                1997  $175,000    $20,250      $7,200         80,000         $3,469
                          1996  $145,000    $75,000      $6,000             --         $5,364

David P. Schnase          1998  $130,000(5) $35,000      $6,000(5)          --         $5,072
 Sr. Vice President       1997  $125,000    $ 8,750      $6,000         44,500         $3,469
                          1996  $ 87,500    $12,500      $   --             --         $5,364

Patrick M. Mertens        1998  $ 94,000(6) $21,000      $   --         56,000         $3,673
 Chief Financial Officer  1997  $ 90,000    $ 5,250      $   --             --         $2,774
                          1996  $ 68,000    $24,000      $   --             --         $2,251

--------
(1) Amounts reflect car allowances.

(2) Amounts reflect Company contributions to the 401(k) Plan.

(3) William H. Spell, Chief Executive Officer of the Company, entered into a restated employment contract with the Company for a three year term beginning January 1, 1997. Under such contract, Mr. Spell will receive an annual base salary (currently $120,000) and a $600 per month car allowance. Along with this base salary, he can receive a bonus up to $53,500 per year if the Company meets certain operating profit levels. Such employment agreement has a confidentiality provision, a two year noncompetition clause and provides for a severance payment equal to Mr. Spell's base salary in the event of his termination other than for cause.

(4) G. Peter Konen, President, entered into a restated employment contract for a three year term beginning January 1, 1997. Under such contract, Mr. Konen will receive an annual base salary (currently $190,000) and a $600 per month car allowance. Along with his base salary, Mr. Konen can receive an annual bonus up to $84,500 if the Company meets certain operating profit levels. Such employment agreement has a confidentiality provision, a two year noncompetition clause and provides for a severance payment equal to Mr. Konen's base salary in the event of his termination other than for cause.

(5) David P. Schnase, Senior Vice President Sales, entered into an employment contract for a three year term beginning January 1, 1997. Under such contract, Mr. Schnase will receive an annual base salary (currently $135,000). Along with his base salary, Mr. Schnase can receive an annual bonus up to $35,000 if the Company meets certain operating profit levels. Such employment agreement has a confidentiality provision, a two-year noncompetition clause and provides for a severance payment equal to his then annual base salary in the event of his termination other than for cause. The final 1996 salary figure shown for Mr. Schnase includes commissions of $50,297. Amounts shown in Other Annual Compensation reflect monthly car allowance.

(6) Patrick M. Mertens, Chief Financial Officer, entered into an employment contract for a three year term beginning January 1, 1997. Under such contract, Mr. Mertens will receive an annual base salary (currently $100,000). Along with his base salary, Mr. Mertens can receive an annual bonus up to $22,500 if the Company meets certain operating profit levels. Such employment agreement has a confidentiality provision, a one-year noncompetition clause and provides for a severance payment equal to his then annual base salary in the event of his termination other than for cause.

Option Grants In Fiscal Year 1998

                                       Individual Grants
                         ------------------------------------------------
                                       Percent of
                                         Total                             Potential Realizable Value
                         Number of       Options                           at Assumed Annual Rates of
                           Shares        /SARs                            Stock Price Appreciation for
                         Underlying    Granted to  Exercise or                     Option Term
                          Options     Employees in    Base     Expiration -----------------------------
Name                     Granted(#)   Fiscal Year  Price($/Sh)    Date        5%($)          10%($)
----                     ----------   ------------ ----------- ---------- -------------- --------------
William H. Spell........  120,000(1)      43.0%      $ 1.50     08/31/08  $      113,201 $      286,874

G. Peter Konen..........   75,000(1)      26.9%      $ 1.50     08/31/08  $       70,751 $      179,296

David P. Schnase........        0            0           --           --              --             --

Patrick M. Mertens......    5,000(2)       1.8%      $2.375     01/06/08  $        7,468 $       18,926
                           51,000(1)      18.3%      $ 1.50     08/31/08  $       48,110 $      121,921

--------
(1) Option was granted on September 1, 1998 and vests at a rate of 34% on March 2, 1999 and 33% on September 1, 2000 and September 1, 2001.

(2) Option was granted on January 7, 1998 and vests at a rate of 25% on July 8, 1998 and on each January 7 thereafter.

Option/SAR Exercises in 1998 Fiscal Year and Fiscal Year End Option Values

  The following table sets forth information as to individual exercises of options, number of options and value of options at December 31, 1998 with respect to the named executive officers:

                                                    Number of
                                                   Unexercised      Value of
                                                   Securities    Unexercised In-
                                                   Underlying       the-Money
                                Shares           Options/SARs at Options/SARs at
                               Acquired             FY-End(#)(2)  FY-End($)(1)
                                  on     Value    Exercisable/    Exercisable/
             Name              Exercise Realized  Unexercisable   Unexercisable
             ----              -------- -------- --------------- ---------------
William H. Spell.............. 140,000  $211,851 210,000/120,000 $125,000/60,000

G. Peter Konen................  45,000  $ 28,125  165,000/75,000 $100,000/37,500

David P. Schnase..............  45,000  $ 28,125        74,500/0 $      51,125/0

Patrick M. Mertens............       0       N/A   16,250/59,750 $      0/25,500

--------
(1) Based on the difference between the closing price of the Company's Common Stock as reported by Nasdaq at fiscal year end and the option exercise price.

Directors' Compensation

  In 1998, Harry W. Spell, Chairman of the Board, and Bruce A. Richard, Vice Chairman of the Board, were each compensated for their services in such capacities at the annual rate of $30,000. George R. Long and Richard W. Perkins received fees of $12,000 and $21,000, respectively, for their roles as non-employee directors. In addition, during 1998 nonemployee directors received ten-year options under Eagle's 1997 Stock Option Plan as follows: On March 27, 1998 Bruce Richard received an option to purchase 10,000 shares at $2.13 per share, vesting at the rate of 25% per year commencing September 27, 1998; and on September 1, 1998 Messrs. George Long, Larry Schnase and Richard Perkins each received an option to purchase 21,000 shares and Messrs. Harry Spell and Bruce Richard each received an option to purchase 84,000 shares at $1.50 per share, vesting at the rate of 34% on March 2, 1999, 33% on September 1, 2000 and 33% on September 1, 2001.

Certain Relationships and Related Transactions

  Office Sharing. The Company has an office sharing arrangement with Spell Capital Partners, LLC pursuant to which the Company pays $10,500 per month for space and administrative support. William H. Spell and Harry W. Spell are both members of Spell Capital Partners, LLC.

  Employment and Consulting Agreements. The Company has entered into Employment Agreements with William H. Spell, G. Peter Konen, David P. Schnase and Patrick
M. Mertens, all as more specifically described herein in the notes to the Summary Compensation Table.

  Effective January 1, 1997, Larry Schnase, former Chief Executive Officer of Eagle Plastics, entered into a two year Consulting Agreement and Release with the Company. Under such agreement, Mr. Schnase resigned as an officer and employee of the Company and its subsidiaries. Mr. Schnase received monthly compensation of $8,333 per month during 1998, and was assigned the Company's interest in two insurance policies of his life. Along with this compensation, Mr. Schnase was entitled to receive an annual bonus of up to $30,000, if the Company met certain operating profit levels. Such consulting agreement has a confidentiality provision and a five-year noncompetition clause. The Consulting Agreement has terminated.

Stock Performance Chart

  The following chart compares the cumulative total shareholder return on the Company's Common Stock with the S&P Smallcap 600 Index and an index of peer companies selected by the Company (the "Peer Group Index"). The comparison assumes $100 was invested on December 31, 1993 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                             [GRAPH APPEARS HERE]

                                INDEXED RETURNS
                                 Years Ending

                           Base
                          Period
Company Name/Index        Dec93     Dec94    Dec95    Dec96    Dec97    Dec98
------------------------------------------------------------------------------
EAGLE PAC INDUSTRIES INC   100     120.00    76.64   146.67   120.00   106.67
S&P SMALLCAP 600 INDEX     100      95.23   123.76   150.14   188.56   186.10
PEER GROUP                 100     126.32   163.16   152.63   185.92   178.32

  The Peer Group Index includes the following companies: Lamson and Sessions Co. and Royal Group Tech Ltd.

                             INDEPENDENT AUDITORS

  The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's auditors for fiscal 1999.

  Deloitte & Touche LLP, independent public accountants, served as the auditors of the Company for fiscal 1998. On April 30, 1999, the Company dismissed Deloitte & Touche, LLP as its principal independent public accountant. The decision to dismiss the Company's certifying accountant was recommended and approved by the Company's Board of Directors. The report of Deloitte & Touche, LLP on the Company's financial statements for the past two fiscal years contain no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits as of and for the years ended December 31, 1998 and 1997, there have been no disagreements between the Company and Deloitte & Touche, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, LLP, would have caused it to make reference thereto in its report on the financial statements for the Company for such years.

  A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders ("Insiders") are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 1998 all
Section 16(a) filing requirements applicable to Insiders were complied with.

                             SHAREHOLDER PROPOSALS

  The proxy rules of the Securities and Exchange Commission permit shareholders of a Company, after timely notice to the Company, to present proposals for shareholder action in the Company's proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the proxy rules. The Company did not receive from its shareholders any proposals for action at the 1999 Annual Meeting. Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company on or before January 12, 2000 to be includable in the Company's proxy statement and related proxy for the 2000 annual meeting.

  Also, if a shareholder proposal intended to be presented at the 2000 annual meeting but not included in the Company's proxy statement and proxy is received by the Company after March 28, 2000, then management named in the Company's proxy form for the 2000 annual meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's proxy materials.

                                    GENERAL

  Management knows of no other matters that will be presented at the Annual Meeting of Shareholders. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

  A copy of the Company's Form 10-K Annual Report for the past fiscal year (without exhibits) accompanies this Notice of Annual Meeting and Proxy Statement. No portion of such Report is incorporated herein or is considered to be proxy soliciting material. The Company will furnish to any shareholder, upon written request, any exhibit described in the list accompanying the Form 10-K upon the payment in advance of reasonable fees related to the Company's furnishing such exhibit(s). Any such request should include a representation that the shareholder was the beneficial owner of shares of Eagle Common Stock on May 3, 1999, the record date for the 1999 Annual Meeting, and should be directed to: Investor Relations, Eagle Pacific Industries, Inc., 2430 Metropolitan Centre, 333 South Seventh Street, Minneapolis, Minnesota 55402.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          William H. Spell
                                          Chief Executive Officer

                        EAGLE PACIFIC INDUSTRIES, INC.
                  June 8, 1999 Annual Meeting of Stockholders











--------------------------------------------------------------------------------

                        EAGLE PACIFIC INDUSTRIES, INC.

                                     PROXY
        for 1999 Annual Meeting of Shareholders to be held June 8, 1999

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Harry W. Spell and William H. Spell, and each of them acting alone, with full power of substitution, his or her Proxies to represent and vote, as designated below, all shares of Eagle Pacific Industries, Inc. (the "Company") registered in the name of the undersigned, at the Company's 1999 Annual Meeting of Shareholders to be held at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota, at 3:15 p.m., Minneapolis Time, on Tuesday, June 8, 1999, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously given with respect to the Meeting.





 Please mark this proxy as indicated on the reverse side to vote on any item.

                  (Continued and to be signed on other side.)

                            . Please detach here .
--------------------------------------------------------------------------------





1.  To set the number of directors at seven.                               [ ] For             [ ] Against           [ ] Abstain

2.  ELECTION OF CLASS I      01 George R. Long    02 Richard W. Perkins    [ ] Vote FOR        [ ] Vote WITHHELD
    DIRECTORS:               03 Harry W. Spell                                 all nominees        from all nominees

(Instructions:  To withhold authority to vote for any indicated nominee,   -----------------------------------------------------
write the number(s) of the nominee(s) in the box provided to the right.)
                                                                           -----------------------------------------------------
3.  OTHER MATTERS. In their discretion, the appointed Proxies are:         [ ] Authorized    [ ] Not Authorized

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION
IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL AND, IN THE
CASE OF PROPOSAL #3 WILL BE DEEMED TO GRANT AUTHORITY UNDER PROPOSAL #3.

Address Change?  Mark Box    [ ] Indicate changes below:
                                                                               Date
                                                                                    --------------------------------

                                                                           -----------------------------------------------------

                                                                           -----------------------------------------------------
                                                                           Signature(s) in Box
                                                                           Please sign exactly as your name(s) appear on Proxy.
                                                                           If held in joint tenancy, all persons must sign.
                                                                           Trustees, administrators, etc., should include title and
                                                                           authority. Corporations should provide full name of
                                                                           corporation and title of authorized officer signing the
                                                                           proxy.